Exhibit 10.1

ADDENDUM to the CampusNet® Infrastructure as a Services (IaaS) Agreement

BETWEEN

CAMPUS MANAGEMENT CORP. AND

Bridgepoint Education Inc.

Purpose of Addendum: Terminate Agreement

This Addendum, effective upon the mutual execution by the parties hereunder, is incorporated into and made a part of the CampusNet® Infrastructure as a Services (IaaS) Agreement (the “Agreement”) between Campus Management Corp. (“CMC”) and Bridgepoint Education Inc. (“Customer”), dated as of June 30, 2016. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement. The Agreement shall be amended, as follows:

1.
Customer and CMC agree and acknowledge that the Agreement is hereby terminated, effective December 31, 2016, subject to Customer’s satisfaction of payment under Section 3 of the Addendum to the Software License Agreement executed between the parties contemporaneously with this Addendum.

2.	No further payments are due or payable under the Agreement. The early termination fee set forth in Section 10.2 of the Agreement shall not apply.

Agreed and accepted by:

BRIDGEPOINT EDUCATION INC.	CAMPUS MANAGEMENT CORP.
By: /s/ Anurag Malik	By: /s/ Anders Nessen 3]
Print: Anurag Malik	Print: Anders Nessen ]
Title: CIO	Title: CFO
Date: May 2, 2017	Date: May 5, 2017

Add IaaS                        Page 1 of 1                            Confidential
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